UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Copytele, Inc.

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COPYTELE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 29, 2009

TO THE STOCKHOLDERS OF COPYTELE, INC.

You are cordially invited to attend the Annual Meeting of Stockholders of CopyTele, Inc., a Delaware corporation, to be held at the Fox Hollow, Woodbury, New York, on Thursday, October 29, 2009, at 10:30 a.m., local time, for the following purposes:

1.	To elect three directors to serve until the next Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as CopyTele’s independent auditors for fiscal year 2009; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of CopyTele has fixed the close of business on September 18, 2009, as the record date for the Annual Meeting. This means that only holders of record of Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

Whether or not you expect to attend the Annual Meeting, please read the accompanying proxy statement and promptly complete, date, sign and mail the enclosed proxy so that your shares may be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy.

By Order of the Board of Directors

ANNE ROTONDO
Secretary

Melville, New York

September 24, 2009

COPYTELE, INC.

900 Walt Whitman Road

Melville, NY 11747

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 29, 2009

The Board of Directors of CopyTele, Inc. (“CopyTele”, “we” or “us”) is furnishing you this Proxy Statement to solicit proxies on its behalf to be voted at our Annual Meeting of Stockholders to be held on Thursday, October 29, 2009, at 10:30 a.m., local time, and at any adjournments or postponements thereof. We are first sending this Proxy Statement and the accompanying form of proxy to stockholders on or about September 24, 2009.

VOTING

General

The Board of Directors has fixed the close of business on September 18, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing. As of September 18, 2009, there were 143,730,757 shares of Common Stock issued and outstanding.

At the Annual Meeting, stockholders will be asked to consider and vote upon:

•	the election of three directors; and

•	the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for fiscal year 2009.

Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Quorum and Required Votes

To carry on the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the Annual Meeting, either by proxy or in person. Shares of Common Stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Election of directors will be determined by a plurality vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes “withheld” from director-nominee(s), abstentions and broker non-votes will not count against the election of such nominee(s).

Approval of the proposal to ratify the appointment of KPMG LLP as our independent auditors for fiscal year 2009 or any other matter that may come before the Annual Meeting, will be determined by the vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and voting on such matters. With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and the broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which the majority is calculated.

Voting and Revocation of Proxies

Your vote is important. We encourage you to promptly complete, date, sign and return the accompanying form of proxy in the enclosed envelope. The way you vote now does not limit your right to change your vote at the Annual Meeting if you attend in person.

Common Stock represented by properly executed proxies received by us and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR the election of each nominee for election as a director named herein and FOR the ratification of the appointment of KPMG LLP as CopyTele’s independent auditors for fiscal year 2009. The Board of Directors has not received timely notice (and does not know) of any matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted by filing with the Secretary of CopyTele written notice of such revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

Proxy Solicitation

We will bear the costs of solicitations of proxies for the Annual Meeting. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We have requested brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

PRINCIPAL HOLDERS OF COMMON STOCK

The following table sets forth certain information with respect to Common Stock beneficially owned as of September 18, 2009 by: (a) each person who is known by our management to be the beneficial owner of more than 5% of our outstanding Common Stock; (b) each director and executive officer of CopyTele; and (c) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)&(2)	Percent of Class (3)
Mars Overseas Limited (4) P.O. Box 309, GI Ugland House South Church Street, George Town Grand Cayman, Cayman Island	20,000,000	14.0%

Denis A. Krusos 900 Walt Whitman Road Melville, NY 11747	9,569,880	6.3%

Henry P. Herms 900 Walt Whitman Road Melville, NY 11747	755,575	*

George P. Larounis 900 Walt Whitman Road Melville, NY 11747	740,000	*

All Directors and Executive Officers as a Group (3 persons)	11,065,455	7.2%

*	Less than 1%.

(1)	A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within sixty (60) days. Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares of Common Stock beneficially owned by such person.

(2)	Includes 8,200,000 shares, 745,000 shares, 720,000 shares and 9,665,000 shares as to which Denis A. Krusos, Henry P. Herms, and George P. Larounis, and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of options granted pursuant to the CopyTele, Inc. 2000 Share Incentive Plan (the “2000 Plan”) and the CopyTele, Inc. 2003 Share Incentive Plan (the “2003 Plan”).

(3)	Based on 143,730,757 shares of common stock outstanding as of September 18, 2009.

(4)	Based on the information provided in a Schedule 13G for such entity filed with the Securities and Exchange Commission on November 9, 2007.

ELECTION OF DIRECTORS

(Item 1)

Information regarding our current directors and executive officers is as follows:

Name	Age	Position with the Company
Denis A. Krusos	81	Director, Chairman of the Board and Chief Executive Officer

Henry P. Herms	64	Director, Chief Financial Officer and Vice President – Finance

George P. Larounis	81	Director

Mr. Krusos has served as one of our Directors and as our Chairman of the Board and Chief Executive Officer since November 1982. He holds an M.S.E.E. degree from Newark College of Engineering, a B.E.E. degree from City College of New York and a J.D. degree from St. John’s University.

Mr. Herms has served as our Chief Financial Officer and Vice President—Finance since November 2000 and as one of our Directors since August 2001. Mr. Herms was also our Chief Financial Officer from 1982 to 1987. He is also a former audit manager and CPA with the firm of Arthur Andersen LLP. He holds a B.B.A. degree from Adelphi University.

Mr. Larounis has served as one of our Directors since September 1997, prior to which he served as a consultant to us. Mr. Larounis is currently retired. From 1960 to 1993, he held numerous positions as a senior international executive of The Bendix Corporation and AlliedSignal Inc., which is now known as Honeywell International, Inc. He has also served on the Boards of Directors of numerous affiliates of AlliedSignal in Europe, Asia and Australia. He holds a B.E.E. degree from the University of Michigan and a J.D. degree from New York University.

Three directors are to be elected at the Annual Meeting by the holders of Common Stock, each to serve until the next Annual Meeting of Stockholders and until his successor shall be elected and shall qualify. Denis A. Krusos, Henry P. Herms, and George P. Larounis are nominated for reelection to the Board. All of the nominees at present are available for election as members of the Board of Directors. If for any reason a nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors.

The Board of Directors recommends a vote FOR each nominee as a Director to hold office until the next Annual Meeting. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

Board of Directors and Corporate Governance

General

Our Board of Directors oversees the activities of our management in the handling of the business and affairs of our company. As part of the Board’s oversight responsibility, it monitors developments in the area of corporate governance, including new SEC requirements, and periodically reviews and amends, as appropriate, our governance policies and procedures.

None of our directors are “independent” under the rules applicable to the Nasdaq Stock Market.

We do not have a standing audit, nominating or compensation committee. We believe that, given the size of our company, separate committees are unnecessary. Our full Board of Directors has assumed the functions of our former Audit Committee and Stock Option Committee.

The functions of the Audit Committee assumed by the Board of Directors include fulfilling its responsibility to oversee management’s conduct of our financial reporting process, including the selection of our independent auditors and the review of the financial reports and other financial information provided by us to any governmental or regulatory body, the public or other users thereof, our systems of internal accounting and financial controls, and the annual independent audit of our financial statements.

As we do not have a standing compensation committee, the Board of Directors has full authority for determination of executive and director compensation. The Board of Directors’ processes and procedures for the consideration and determination of executive and director compensation are described under the heading “Compensation Discussion and Analysis.” The functions of the Stock Option Committee assumed by the full Board of Directors include administration of the CopyTele, Inc. 1993 Stock Option Plan (the “1993 Plan”), the 2000 Plan, and the 2003 Plan. We have discontinued granting options under the 1993 Plan.

Attendance

Thirty-four meetings, exclusive of action by unanimous written consent, of the Board of Directors were held during fiscal 2008. During such year, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served while a member thereof. All members of our Board of Directors attended our 2008 annual meeting of stockholders. We encourage our directors to attend the annual meeting of stockholders.

Nominations of Directors

We have not designated a nominating committee or other committee performing a similar function, due to the size of our company and Board. Such matters are discussed by our Board of Directors as a whole. In selecting directors, the Board will consider candidates that possess qualifications and expertise that will enhance the composition of the Board, including the considerations set forth below. The considerations set forth below are not meant as minimum qualifications, but rather as guidelines in weighing all of a candidate’s qualifications and expertise.

•	Candidates should be individuals of personal integrity and ethical character.

•

Candidates should have background, achievements, and experience that will enhance our Board. This may come from experience in areas important to our business, substantial accomplishments or prior or current associations with institutions noted for their excellence. Candidates should have demonstrated leadership ability, the intelligence and ability to make independent analytical inquiries and the ability to exercise sound business judgment.

•

Candidates should be free from conflicts that would impair their ability to discharge the fiduciary duties owed as a director to CopyTele and its stockholders, and we will consider directors’ independence from our management and stockholders.

•

Candidates should have, and be prepared to devote, adequate time and energy to the Board and its committees to ensure the diligent performance of their duties, including by attending meetings of the Board and its committees.

•	Due consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds and experiences, as well as age, gender and ethnicity.

•	Consideration will also be given to relevant legal and regulatory requirements.

We are of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving us the benefit of the familiarity and insight into our affairs that our directors accumulate during their tenure. Accordingly, the process of the Board for identifying nominees for directors will reflect our practice of generally re-nominating incumbent directors who continue to satisfy the Board’s criteria for membership on the Board, whom the Board believes continue to make important contributions and who consent to continue their service on the Board. If the Board determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and that there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Board’s view the incumbent should not be re-nominated, the Board will, absent special circumstances, generally propose the incumbent director for re-election.

If the incumbent directors are not nominated for re-election or if there is otherwise a vacancy on the Board, the Board may solicit recommendations for nominees from persons that the Board believes are likely to be familiar with qualified candidates, including from members of the Board and management. The Board may also determine to engage a professional search firm to assist in identifying qualified candidates. We do not have a policy with regard to the consideration of director candidates recommended by stockholders. Due to the size of our company and Board, the Board does not believe that such a policy is necessary.

Depending on its level of familiarity with the candidates, the Board may choose to interview certain candidates that it believes may possess qualifications and expertise required for membership on the Board. It may also gather such other information it deems appropriate to develop a well-rounded view of the candidate. Based on reports from those interviews or from Board members with personal knowledge and experience with a candidate, and on all other available information and relevant considerations, the Board will select and nominate candidates who, in its view, are most suited for membership on the Board.

Communications with Directors

Stockholders may send written communications to the Board by mailing those communications to CopyTele, Inc., 900 Walt Whitman Road, Melville, NY 11747, Attn.: Secretary, who will forward such communications to the relevant addressee. We will generally not forward to the directors shareholder communications that merely request general information about us.

Code of Ethics

We have adopted a formal code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We will provide a copy of our code of ethics to any person without charge, upon request. For a copy of our code of ethics write to Secretary, CopyTele, Inc., 900 Walt Whitman Road, Melville, NY 11747.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and ten percent stockholders to file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Directors, executive officers and ten percent stockholders are required to furnish us with copies of all Section 16(a) forms that they file. Based upon a review of these filings, we believe that all required Section 16(a) fillings were made on a timely basis during fiscal 2008, except that except that our former President, Frank J. DiSanto, failed to timely file reports with respect to at least two transactions during fiscal 2008.

Related Person Transaction Approval Policy

Our Board of Directors review and approve all transactions between us and a related person, to the extent required by applicable rules and regulations. Generally, management would present to the Board of Directors for approval at the next regularly scheduled Board meeting any related person transactions proposed to be entered into by us.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following provides an overview and analysis of our executive compensation programs and policies:

Compensation Program Philosophy and Objectives

Our vision is to develop, produce and market our thin, flat, low-voltage phosphor display and the development, production and marketing of our multi-functional encryption products that provide information security for domestic and international users over virtually every communication media. Competition for talented executives in the display and encryption industry is intense. Our ability to attract and retain executives with the requisite skills and experience to grow our business and achieve our business strategies is crucial to our ability to realize this vision. Accordingly, we have designed our executive compensation program to meet the following objectives:

•	Attract, motivate and retain highly qualified executives;

•	Align management interests with those of shareholders; and

•	Reward and encourage superior performance.

To attain these objectives, our executive compensation program contains both short-term and long term incentives rewarding individual and company performance that generates returns for our shareholders.

Role of the Board of Directors

The Board of Directors is primarily responsible for overseeing our compensation and employee benefit plans and practices. In determining the compensation of our senior management, the Board of Directors decisions are influenced by each individual’s experience level and scope of responsibility, and the overall performance of the Company and the individual.

The Board of Directors takes into account each person’s performance in helping the Company achieve certain goals, including the following: (i) development of its flat panel technology, (ii) making business arrangements for licensing its technology, (iii) development of encryption products, (iv) and making business arrangements to license and market its encryption products. The Board of Directors evaluates the performance of our Chief Executive Officer, Mr. Denis A. Krusos, directly. Mr. Krusos is not present during the Board of Directors deliberations as to his compensation. With respect to senior management other than Mr. Krusos, the Board of Directors relies upon the recommendation of Mr. Krusos, as the person in the best position to judge the respective performances of such individuals.

Because the market for talented executives is extremely competitive, the Board of Directors also considers, from time to time, the form and amount of compensation paid to executives of other companies, compiled from publicly available information. While the Board of Directors can engage compensation consultants to assist with this task, it did not engage any such consultants in fiscal 2008. The Board of Directors does not target a specific benchmark for compensation from the other companies whose compensation it reviews, but rather uses the information in light of the other factors.

Elements of Executive Compensation

Our executive compensation consists primarily of two elements: base salary and stock options under our stock equity incentive plans, which provides long-term equity incentives.

Base Salary-

We determine base salaries for our executives based on, among other things, job responsibilities, their tenure with and individual contribution to the Company, and their prior relevant background and experience. We also take account competitive market data, but do not target base salary at any particular level in comparison to the market. Our Board of Directors reviews base salaries annually. To maintain flexibility, we do not target base salary at any particular percent of total compensation.

Stock Options-

The Board of Directors believes it is important to provide our senior management with stock-based incentive compensation that increases in value in direct correlation with improvement in the performance of our common stock. This aligns management’s interests with those of our stockholders and supports the creation of long-term shareholder value. The fundamental philosophy is to link the amount of compensation for an executive to his or her contribution to the Company’s success in achieving financial and other objectives. In general, we grant stock options under stock equity incentive plans to directors, officers, and other employees upon commencement of their employment with us and periodically thereafter. We generally grant stock options at regularly scheduled Board meetings.

As with other elements of compensation, the Board of Directors considers a combination of factors, such as job responsibility, individual contribution and market competition, in establishing the amount of compensation provided by options to each individual executive. Equity incentives are not set at any particular percentage of total compensation.

The option awards are granted at an exercise price equal to the closing price of common stock on the grant date (the date the grant is approved.) Options for directors and officers generally vest on the date of grant or after a 6 or 12 month period following the grant date, provided the grantee remains employed on the vesting date, so that such compensation is at risk of forfeiture based on the executive’s continued service with us. The stock equity incentive plans also provide for the award of restricted stock, although such awards have not been used in any material respect. No restricted stock was awarded during fiscal 2008.

Other Benefits-

We provide our executives with customary, board-based benefits that are provided to all employees, including medical insurance, life, and disability insurance. We also provide our executives with certain perquisites which are not a significant element of executive compensation.

Policy on Ownership of Stock and Options

We do not have any policy regarding levels of equity ownership (stock or options) by our executive officers or directors.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in the proxy statement, unless certain requirements are met. To maintain flexibility in compensating executive officers in a manner designed to aid in retention and promote varying corporate performance objectives, the Board of Directors has not adopted a policy of meeting the section 162(m) requirements.

Compensation Committee Interlocks and Insider Participation

As disclosed above, the Board of Directors is primarily responsible for overseeing our compensation and employee benefit plans and practices. We do not have a compensation committee or other Board committee that performs equivalent functions.

Board of Directors Report on Executive Compensation

The below members of the Board of Directors have reviewed and discussed the above “Compensation Discussion and Analysis” with management. Based upon this review and discussion, such persons recommended that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended October 31, 2008.

Denis A Krusos	Henry P. Herms
George P. Larounis

Executive Compensation

The following table sets forth certain information for our fiscal year ended October 31, 2008, or fiscal 2008, with respect to compensation awarded to, earned by or paid to our Chief Executive Officer, our former President and our Chief Financial Officer (the “Named Executives”). No other executive officer received total compensation in excess of $100,000 during fiscal 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Option Awards ($) (1)		All Other Compensation ($) (2)		Total Compensation ($)
Denis A. Krusos, Chairman of the Board, Chief Executive Officer and Director	2008 2007	$ $	250,000 250,000	$ $	967,000 422,170	$ $	33,929 28,532	$ $	1,250,929 700,702

Frank J. DiSanto (3) Former President and former Director	2008		$42,000		$117,178		$9,969		$169,147

Henry P. Herms Chief Financial Officer, Vice President- Finance and Director	2008 2007	$ $	125,000 100,000	$ $	72,525 30,155	$ $	21,777 14,300	$ $	219,302 144,455

(1)	Amounts in the Option Awards column represent the dollar amounts recognized for financial statement reporting purposes for fiscal 2007 and fiscal 2008 for each Named Executive in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004). A discussion of assumptions used in valuation of option awards may be found in Note 2 to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended October 31, 2008.

(2)	Amounts in the All Other Compensation column reflect, for each Named Executive, the sum of the incremental cost to us of all perquisites and personal benefits, which consisted solely of auto allowance and related expenses for fiscal 2007 and fiscal 2008.

(3)	Frank J. DiSanto’s employment with us terminated effective November 30, 2008.

The following table sets forth certain information with respect to grants of stock options to the Named Executives during fiscal 2008:

GRANTS OF PLAN BASED AWARDS

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise Price of Options Awards ($/Sh)	Grant Date Fair Value ($)
Denis A. Krusos	11/12/07	1,000,000	$1.17	$967,000

Frank J. DiSanto	11/12/07	300,000	$1.17	$290,100

Henry P. Herms	11/12/07	75,000	$1.17	$72,525

The following table sets forth certain information with respect to unexercised stock options held by the Named Executives outstanding on October 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards (1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)		Option Expiration Date
Denis A. Krusos	50,000 250,000 250,000 250,000 500,000 500,000 250,000 1,000,000 1,500,000 1,000,000 1,000,000 700,000 1,000,000		$ $ $ $ $ $ $ $ $ $ $ $ $	1.313 1.063 0.688 0.400 0.250 0.430 0.810 1.040 0.650 0.520 0.830 0.700 1.170	4/8/2009 10/26/2010 1/1/2011 9/19/2011 5/5/2013 2/22/2014 5/10/2014 10/25/2014 2/17/2015 10/30/2015 5/31/2016 11/20/16 11/11/17

Frank J. DiSanto (1)	43,000 400,000 500,000 300,000	(2)	$ $ $ $	1.313 1.040 0.650 1.170	4/8/2009 10/25/2014 2/17/2015 11/11/2017

Henry P. Herms	100,000 50,000 100,000 50,000 70,000 100,000 100,000 50,000 50,000 75,000		$ $ $ $ $ $ $ $ $ $	0.938 0.688 0.400 0.810 1.040 0.650 0.520 0.830 0.700 1.170	11/19/2010 1/1/2011 9/19/2011 5/10/2014 10/25/2014 2/17/2015 10/30/2015 5/31/2016 11/20/2016 11/11/17

(1)	Frank J. DiSanto’s stock options expired upon his termination of employment with us on November 30, 2008.

(2)	Stock options held by Frank J. DiSanto for 150,000 shares and 150,000, shares were exercisable on November 11, 2009 and November 11, 2010, respectively.

The following table summarizes the exercise of stock options during fiscal 2008 by Named Executives:

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Frank J. DiSanto	455,000	$310,185

(1)	The value realized on exercise is calculated based on the difference between the exercise price of the options and the market price of the stock at the time of exercise.

Director’s Compensation

There is no present arrangement for cash compensation of directors for services in that capacity. Under the 2003 Share Incentive Plan, each non-employee director is entitled to receive nonqualified stock options to purchase 60,000 shares of common stock each year that such director is elected to the Board of Directors. Mr. Larounis received such an award upon his election to our Board of Directors at our 2008 Annual Meeting of Shareholders and in November 2007, he received an additional award of stock options for his services as a director.

Our employee directors, Denis A. Krusos and Henry P. Herms, and our former employee director, Frank J. DiSanto, did not receive any additional compensation for services provided as a director during fiscal 2008. The following table sets forth compensation of George P. Larounis, our sole non-employee director for fiscal 2008:

DIRECTORS COMPENSATION

Name	Option Awards ($) (1)	All Other Compensation ($)
George P. Larounis	$50,866	—

(1)

Amounts in the Option Awards column represent the dollar amounts recognized for financial statement reporting purposes for fiscal 2008 for Mr. Larounis in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004). A discussion of assumptions used in valuation of option awards may be found in Note 2 to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended October 31, 2008. At October 31, 2008, Mr. Larounis held unexercised stock options to purchase 720,000 shares of our common stock. The grant date fair value of awards to Mr. Larounis in fiscal 2008, calculated in accordance SFAS No. 123R was $74,977.

AUDIT COMMITTEE REPORT

Because we no longer have a standing Audit Committee, the following is the report of our entire Board of Directors, including our independent director, Mr. Larounis, with respect to our audited financial statements for fiscal 2008.

Review with Management. Mr. Larounis reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Auditors. The Board of Directors discussed with Grant Thornton LLP, our independent auditors for the fiscal year ended October 31, 2008, the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61 (Communications with Audit Committees) and SAS 90 (Audit Committee Communications) regarding the auditor’s judgments about the quality of our accounting principles as applied in its financial reporting.

The Board of Directors also received written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Grant Thornton LLP their independence.

Conclusion. Based on the review and discussions referred to above, the Board of Directors determined to include our audited financial statements in our Annual Report on Form 10-K for fiscal 2008, for filing with the Securities and Exchange Commission.

Denis A. Krusos	Henry P. Herms
George P. Larounis

The information contained in the foregoing reports shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate them by reference in such filing.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (Item 2)

The Board of Directors has appointed the firm of KPMG, LLP, an independent registered public accounting firm, to serve as our independent auditors for fiscal year 2009, subject to ratification of this appointment by our stockholders. We have been advised by that firm that neither it nor any member thereof have any direct or material indirect financial interest in CopyTele.

On August 11, 2009, we dismissed Grant Thornton LLP, as our independent certified public accounting firm, and engaged KPMG LLP to serve as our new independent certified public accounting firm for our fiscal year ending October 31, 2009, effective immediately. This decision to change accountants was recommended and approved by our Board of Directors on August 11, 2009.

Our consolidated financial statements for the years ended October 31, 2008 and 2007 were audited by Grant Thornton LLP. Grant Thornton LLP’s reports on our financial statements for the two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended October 31, 2008 and 2007 and the interim period between October 31, 2008 and August 11, 2009, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton LLP, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement(s) in connection with its report. Grant Thornton LLP furnished us with a letter addressed to the Securities and Exchange Commission, which indicated that it agreed with the foregoing statements contained in this and the preceding paragraphs

During the years ended October 31, 2008 and 2007 and the interim period between October 31, 2008 and August 11, 2009, neither CopyTele nor anyone on our behalf consulted with KPMG LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement or a reportable event.

One or more representatives of KPMG LLP, our independent registered public accounting firm for fiscal 2009, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. It is not expected that any representatives of Grant Thornton LLP, our independent registered public accounting firm for fiscal 2008, will be present at the Annual Meeting.

Ratification of the appointment of the independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on such matter at the Annual Meeting.

The Board of Directors recommends a vote FOR this proposal. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

Principal Accounting Fees and Services

The following table describes fees for professional audit services rendered by Grant Thornton LLP, our former independent registered public accounting firm and principal accountant, for the audit of our annual financial statements and for other services for the years ended October 31, 2008, and 2007.

Type of Fee	2008	2007
Audit Fees	$432,151	$272,620
Audit Related Fees (1)	11,644	—
Tax Fees (2)	1,000	6,098
All Other Fees	—	—
Total	$444,795	$278,718

(1)	Audit related fees consist of fees related to a Securities and Exchange Commission comment letter.

(2)	Tax fees consist of tax consulting services.

Procedures for Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors. Our Board of Directors is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. Grant Thornton LLP’s engagement to conduct our fiscal 2008 audit was approved by the Board of Directors on July 18 2008. We did not enter into any non-audit engagements or relationship with Grant Thornton LLP during fiscal 2008.

STOCKHOLDER PROPOSALS

All proposals from stockholders to be included in the proxy materials to be distributed by us in connection with the next annual meeting must be received by the Secretary of CopyTele, 900 Walt Whitman Road, Melville, New York 11747, not later than the close of business on August 10, 2010.

In addition, in accordance with Article I, Section 10 of our Amended and Restated By-laws, in order to be properly brought before the next annual meeting, a matter must have been: (i) specified in a written notice of such meeting (or any supplement thereto) given to the stockholders by or at the direction of the Board of Directors (which would be accomplished if a stockholder proposal were received by the Secretary of the CopyTele as set forth in the preceding paragraph); (ii) brought before such meeting at the direction of the Board of Directors or the Chairman of the meeting; or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting, or a duly authorized proxy for such stockholder, which conforms to the requirements of Article I, Section 10 of our Amended and Restated By-laws and is delivered personally to, or mailed to and received by, the Secretary of the CopyTele at the address set forth in the preceding paragraph not less than 45 days prior to the first anniversary of the date of the notice accompanying this Proxy Statement; provided however, that such notice need not be given more than 75 days prior to the next annual meeting.

ANNUAL REPORT

A copy of our Annual Report, including financial statements for fiscal 2008, accompanies this Proxy Statement.

By Order of the Board of Directors
ANNE ROTONDO
Secretary

Melville, New York

September 24, 2009

ANNUAL MEETING OF STOCKHOLDERS OF

COPYTELE, INC.

October 29, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Annual Report, Notice of Meeting, Proxy Statement

are available at http://www.copytele.com/investors.html

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■    20330000000000000000     9                                                                             102909

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors:	NOMINEES:			FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	o Denis A. Krusos o Henry P. Herms o George P. Larounis		2. RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS OF COPYTELE FOR THE FISCAL YEAR ENDING OCTOBER 31, 2009.	☐	☐	☐

3.   IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Receipt is acknowledged of Notice of Annual Meeting, Proxy Statement and Annual Report for the fiscal year ended October 31, 2008.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

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Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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Annual Meeting of Stockholders

October 29, 2009 - 10:30 A.M.

To be held at:

FOX HOLLOW

7725 Jericho Turnpike

Woodbury, New York

(516) 921-1415

Long Island Expressway to Exit 44 North (which is Rt. 135 North) to Exit 14 East (which is Woodbury 25 East)

Northern State Parkway to Exit 36B North (which is Rt. 135 North) to Exit 14 East (which is Woodbury 25 East)

Belt Parkway to Southern State Parkway to Exit 28A North (which is Rt. 135 North) to Exit 14 East (which is Woodbury 25 East)

At Exit 14 East, make right turn onto Jericho Turnpike (25 East). Fox Hollow is on left after first traffic light.

☐                        ■

THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COPYTELE, INC.

Annual Meeting of Stockholders – October 29, 2009

THE UNDERSIGNED stockholder of CopyTele, Inc., hereby appoints DENIS A. KRUSOS and HENRY P. HERMS, or either of them, with full power of substitution, as the proxy or proxies of the undersigned at the Annual Meeting of Stockholders of CopyTele to be held at the Fox Hollow, Woodbury, New York, on October 29, 2009, at 10:30 a.m., and any adjournment(s) or postponement(s) thereof, and to vote thereat all shares of Common Stock of CopyTele which the undersigned would be entitled to vote if personally present in accordance with the instructions on the reverse side of this Proxy.

The shares represented by this Proxy will be voted as specified on the reverse side hereof, but if no specification is made, the proxies intend to vote FOR the election of all nominees as directors, FOR the ratification of the selection of auditors and, in the discretion of such proxies, for or against such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(Continued and to be signed on the reverse side)

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